UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 29, 2026

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9015 Town Center Parkway, Suite 143 Lakewood Ranch, Florida	34202

(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective July 1, 2026, the Board of Directors (the “Board”) of Oragenics, Inc. (the “Company”) appointed John Spencer, the Company’s Senior Controller, to serve as the Company’s Chief Financial Officer, and, in connection therewith, effective July 1, 2026, the Company entered into an Executive Employment Agreement with Mr. Spencer (the “Employment Agreement”). The Employment Agreement provides for base compensation of $200,000. The Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

The foregoing summary is qualified in its entirety by the specific terms of the Employment Agreement attached as Exhibit 10.1 to this Form 8-K which is incorporated herein by reference.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers.

Effective July 1, 2026, the Board appointed John Spencer, the Company’s Senior Controller, to serve as the Company’s Chief Financial Officer. In connection with the appointment of Mr. Spencer as the Company’s Chief Financial Officer, Mr. Spencer received an option award equal to $25,000, with an exercise price equal to the closing price of the Company’s common stock on the NYSE American immediately prior to the date of the grant.

Mr. Spencer, age 32, joined the Company in April 2025 as Senior Controller and has led the Company’s finance and accounting organization, including SEC reporting, financial planning and analysis, treasury, budgeting, internal controls, audit coordination, and capital markets support. From March 2022 through April 2025, Mr. Spencer operated a fractional chief financial officer and financial consulting practice, providing financial leadership to publicly traded and privately held companies across multiple industries, including healthcare, sports and entertainment, and professional services. His responsibilities included SEC reporting, financial planning and analysis, budgeting and forecasting, treasury, internal controls, acquisition accounting, capital planning, operational finance, and strategic financial leadership. Previously, Mr. Spencer served as Vice President of Finance at Trxade Health, Inc., a publicly traded healthcare technology company, where he was responsible for SEC reporting, financial planning and analysis, internal controls, acquisition accounting, finance operations, and strategic finance initiatives. Mr. Spencer began his career with PricewaterhouseCoopers LLP, where he provided audit and tax services to publicly traded and privately held companies. Mr. Spencer is a Certified Public Accountant in the State of Florida and received both a Master of Accountancy and a Bachelor of Science in Accounting from the University of South Florida.

There are no arrangements or understandings between Mr. Spencer and any persons pursuant to which Mr. Spencer would be selected as an officer. There are no current or proposed transactions between the Company and Mr. Spencer or his immediate family members that would require disclosure under item 404(a) of Regulations S-K promulgated by the Securities and Exchange Commission.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The Annual Meeting was held on June 29, 2026.

(b) At the Annual Meeting the following proposals were voted on by our shareholders:

PROPOSAL 1: Election of Directors.

Mr. Charles Pope, Dr. Frederick Telling, Mr. Robert Koski, Dr. Alan Dunton, Mr. John Gandolfo and Ms. Natasha Giordano were each re-elected as Directors, to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
Charles Pope	1,017,697	292,270	793,522
Dr. Frederick Telling	1,018,895	291,072	793,522
Dr. Alan Dunton	1,016,221	293,746	793,522
Robert Koski	1,018,560	291,407	793,522
John Gandolfo	1,014,185	295,782	793,522
Natasha Giordano	984,704	325,263	793,522

PROPOSAL 2: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	806,898
AGAINST	478,522
ABSTAIN	24,545
BROKER NON-VOTES	793,522

PROPOSAL 3: To authorize the Board of Directors to enact a reverse stock split, in its sole discretion at any time within one year after shareholder approval is obtained, to effect a reverse stock split of then-outstanding shares of the Company’s Common Stock, at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50). The votes were as follows:

FOR	1,239,961
AGAINST	836,159
ABSTAIN	27,366

PROPOSAL 4: Ratification of the selection of Cherry Bekaert LLP as the Company’s independent auditors for the year ending December 31, 2026. The votes were as follows:

FOR	1,887,381
AGAINST	184,883
ABSTAIN	31,225

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement with John Spencer.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 6th day of July 2026.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman Chief Executive Officer